UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2008
BELL MICROPRODUCTS INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21528 (Commission File Number)	94-3057566 (IRS Employer Identification No.)
1941 Ringwood Avenue
San Jose, California 95131-1721
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 451-9400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 14, 2008, Bell Microproducts Inc. (the “Company”) filed a Form 8-K under Item 5.02 pursuant to which it announced that Mr. James E. Illson, Chief Operating Officer and President—Americas, had informed the Company of his intention to resign from his position. At that time, the Company and Mr. Illson were negotiating the terms of a separation agreement and a consulting agreement.
On June 4, 2008, Mr. Illson executed a Separation Agreement and General Release (the “Separation Agreement”) with the Company setting forth the terms of his separation from the Company. The Separation Agreement will become effective on June 12, 2008, unless revoked by Mr. Illson prior to that time. Under the terms of the Separation Agreement, Mr. Illson will resign from all officer and director positions he holds with the Company and its subsidiaries, including his position as the Company’s Chief Operating Officer and President — Americas, effective June 12, 2008. Mr. Illson will continue as an employee of the Company, working for the Chief Executive Officer, through August 19, 2008 at his current base salary of $38,750 per month, and be paid earned management incentive payments for 2007 and 2008 in the amounts of $139,237 and $50,000, respectively. In addition, Mr. Illson will be paid severance payments over the remainder of 2008 totaling $465,000. In the Separation Agreement, Mr. Illson waived all claims he may have against the Company.
Mr. Illson also executed a Consultant Agreement whereby Mr. Illson will serve as a consultant to the Chief Executive Officer of the Company from August 20, 2008 through May 19, 2009 at a monthly retainer of $19,375.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 10.1	Separation Agreement and General Release between the Company and James E. Illson.

Exhibit 10.2	Consultant Agreement between the Company and James E. Illson.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELL MICROPRODUCTS INC.
By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary

Date: June 10, 2008

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release between the Company and James E. Illson.

10.2	Consultant Agreement between the Company and James E. Illson.